                                                                    Exhibit 10.7


                            CONVERSION AGREEMENT AND
                         AMENDMENT OF PURCHASE AGREEMENT


       THIS CONVERSION AGREEMENT AND AMENDMENT OF PURCHASE AGREEMENT (the "Agreement"), dated as of December 31, 1998, is made by and among CAMINUS ENERGY VENTURES LLC, a Delaware limited liability company ("CEV"), ZAK ASSOCIATES, INC., a Delaware corporation ("ZN Corp"), ZAI*NET SOFTWARE, L.P., a Delaware limited partnership ("ZN LP"), BRIAN SCANLAN, an individual ("Scanlan"), and ROONEY SOFTWARE, L.L.C., a Delaware limited liability company ("Rooney") (collectively, ZN Corp, Scanlan and Rooney are referred to as the "Scanlan Parties").

                                 R E C I T A L S

       WHEREAS, the parties (other than Rooney) are parties to a Purchase Agreement (the "Purchase Agreement") dated as of May 12, 1998 pursuant to which, among other things, CEV purchased the one percent (1%) general partnership interest and seventy percent (70%) of the limited partnership interests in ZN LP from ZN Corp, with ZN Corp retaining the remaining twenty-nine percent (29%) limited partnership interest therein;

       WHEREAS, ZN Corp subsequently transferred its entire remaining limited partnership interest in ZN LP to Rooney, and Rooney currently holds all right, title and interest therein;

       WHEREAS, the Scanlan Parties and CEV desire that Rooney exchange such remaining limited partnership interest in ZN LP for a newly issued Series A Membership Interest in CEV, for consideration and on the terms set forth in
Section 1(a) below and as reflected on Appendix A attached hereto (which appendix reflects all of the Membership Interests in CEV issued and outstanding and subject to outstanding options as of the date hereof, after giving effect to the exchange contemplated by this Agreement);

       WHEREAS, the parties also wish to amend, and confirm their agreement with respect to, certain provisions of the Purchase Agreement;

       NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

       1.     Exchange of Securities.

              (a) Securities Held by Rooney. Upon the terms and subject to the conditions of this Agreement, the parties agree that Rooney shall surrender and exchange its entire remaining partnership interest in ZN LP, free and clear of any and all liens, claims and encumbrances (other than those created by the Amended and Restated Limited Partnership Agreement of ZN LP dated as of May 12, 1998, as further amended to the date hereof (the "ZN LP Partnership Agreement")), to CEV in consideration of the issuance by CEV to Rooney of 21,579,728 notional shares of the Series A Membership Interests in CEV, as indicated on the attached Appendix A. The parties agree that the foregoing exchange shall be deemed to occur for all purposes on the date of this Agreement, and that the capital contribution that Rooney shall be deemed to have made to CEV in respect of such exchange is equal to $10,339,350 (i.e., 21% times $49,235,000). For purposes of determining the exercise price of the GFI Option to purchase 10% of CEV, pursuant to Section 5.3 of Appendix B to the Limited Liability Company Agreement of CEV, the parties agree that the exercise price with respect to the GFI Option shall be increased by an amount equal to $1,033,935 (i.e., 10% of $10,339,350). CEV acknowledges that Rooney intends to divide the foregoing Series A Membership Interest among Rooney's existing equity holders (including option holders, as applicable) as set forth on the attached Appendix B; CEV agrees to issue notional shares of its Series A Membership Interest to such persons (in an aggregate amount equal to 21,579,728 notional shares of Series A Membership Interest) in exchange for the Series A Membership Interest being issued to Rooney pursuant to this Agreement, subject to such persons executing a copy of the LLC Agreement or a joinder thereto. At such time, such persons shall be admitted as Members of CEV. The parties also acknowledge that subsequent to the issuance to Rooney of the Series A Membership Interest contemplated by this Agreement, CEV expects to purchase from SS&C Technologies, Inc. ("SS&C") SS&C's ownership interest in CEV.

              (b) Conversion of ZN LP Options. The parties acknowledge that ZN LP previously adopted a 1998 Stock Incentive Plan (the "ZN Option Plan"), which provides for the issuance of options to acquire partnership interests in ZN LP (the "Options"). Pursuant to Section 4.3 of the ZN Option Plan, as a result of the exchange described in paragraph (a) above, all previously issued Options automatically convert into options to acquire Membership Interests of CEV. Consequently, the parties acknowledge that, as a result of the transactions contemplated by this Agreement, (i) the ZN Option Plan shall become a plan to acquire up to 4,960,857 notional shares of the Series B Membership Interests of CEV and that (ii) all previously issued Options shall be deemed converted into options to acquire notional shares of the Series B Membership Interests of CEV, on the same basis that the Rooney interest in ZN LP is being converted into a Series A Membership Interest in CEV. Except for such conversion, the parties agree that the terms governing the ZN Option Plan and the option agreements evidencing option grants thereunder shall remain in full force and effect in accordance with their terms. Further, the parties agree to cause the ZN Option Plan, promptly following the date hereof, to be expanded by increasing the aggregate equity available thereunder to a total of 7,342,068 notional shares of the Series B Membership Interests of CEV subject to issuance upon exercise of options granted pursuant to the terms and conditions set forth in the ZN Option Plan.

       2. Representations and Warranties of the Company. CEV hereby represents and warrants to the Scanlan Parties as follows:

              (a) Organization. CEV is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted.

              (b) Authority. CEV has the requisite power and authority to deliver this Agreement, perform its obligations herein, and consummate the transactions contemplated hereby. CEV has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform its obligations herein and consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of CEV enforceable against CEV in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

              (c) Membership Interests Duly Authorized. The Series A Membership Interest to be issued to Rooney pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. The Series B Membership Interests to be issued upon exercise of options granted under the ZN Option Plan (converted as provided in Section 1(b) above), when issued and delivered in accordance with the terms of such plan and the applicable option agreements, will be duly authorized, validly issued, fully paid and non-assessable.

              (d) Capitalization. Immediately after the consummation of the transactions contemplated by this Agreement, the Membership Interests of CEV will be owned as set forth on Appendix A hereto.

       3. Representations and Warranties of The Scanlan Parties. The Scanlan Parties, jointly and severally, hereby represent and warrant to CEV as follows:

              (a) Ownership of ZN LP Interest; Due Authority. Rooney owns all of the right, title and interest in and to the remaining twenty-nine percent (29%) limited partnership interest in ZN LP referred to in the recitals to this Agreement, free and clear of any and all liens, claims and encumbrances whatsoever (other than those created by the ZN LP Partnership Agreement). Except for that interest, none of the Scanlan Parties has any interest in the equity or capital of ZN LP. None of the Scanlan Parties has granted any option or other right or interest in the limited partnership interest in ZN LP held by Rooney. ZN Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted. Rooney is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, having full power and authority to own its properties and to carry on its business as conducted. The Scanlan Parties have the requisite power and authority to deliver this Agreement, perform their obligations herein, and consummate the transactions contemplated hereby. The

Scanlan Parties have duly executed and delivered this Agreement and have obtained the necessary authorization to execute and deliver this Agreement and to perform their obligations herein and consummate the transactions contemplated hereby. This Agreement is a valid, legal and binding obligation of the Scanlan Parties enforceable against them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

              (b) No Registration. The Scanlan Parties understand that the Membership Interest being acquired by Rooney has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom for transactions not involving any public offering, that such Membership Interest has not been approved or disapproved by the Securities and Exchange Commission ("SEC") or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Scanlan Parties by CEV.

              (c) Other Information. The Scanlan Parties have had an opportunity to ask questions of and receive answers from CEV, or a person or persons acting on its behalf, concerning the terms and conditions of the investment in CEV, which questions have been answered to the full satisfaction of the Scanlan Parties, and have also had an opportunity to obtain any additional information which CEV possesses or can reasonably acquire without undue expense that is necessary to verify the accuracy of the information furnished to the Scanlan Parties.

              (d) Limitations on Disposition and Resale. The Scanlan Parties understand that the Membership Interest being acquired by Rooney hereunder cannot be (i) disposed of unless such disposition is in accordance with the Limited Liability Company Agreement of CEV dated as of May 12, 1998 (including Appendix B attached thereto), as amended to the date hereof (the "LLC Agreement"), or (ii) resold unless registered by the Company pursuant to the Securities Act and any applicable state securities laws, unless an exemption therefrom is available, and, accordingly, it may not be possible for the Scanlan Parties to liquidate their investment in CEV; and the Scanlan Parties agree not to dispose of such Membership Interest unless such disposition is in accordance with the LLC Agreement and the Membership Interest has been so registered or an exemption from the requirement of registration is available under the Securities Act. Further, by their execution and delivery of this Agreement, the Scanlan Parties agree that Rooney shall be deemed a Member and to have executed and delivered the LLC Agreement, and shall thereby be a party thereto and subject thereto for all purposes.

       4.     Amendments/Confirmations Relating to Purchase Agreement.

              (a) Earn-Out Payments. The parties agree that the minimum First Audit Cycle Revenues and the minimum Second Audit Cycle Revenues specified in
Section 2.5 of the Purchase Agreement are each deemed satisfied, so that the full amount of the additional payments referred to in Section 2.5 shall be payable. The obligation to make those payments is irrevocable and not subject to further audit or review. The additional payments called for by Sections 2.5.1 and 2.5.2 shall be payable on April 15, 1999 and April 15, 2000, respectively. Further, the parties hereby waive the application of the offset provision included in Section 6.5 of the Purchase Agreement to the additional payments due under Section 2.5; however, the balance of Section 6.5 (arbitration of disputes with respect to indemnification claims) shall remain in full force and effect.

              (b) Working Capital Adjustment. The parties agree that, in full settlement of the Working Capital adjustment contemplated by Section 2.4.2 of the Purchase Agreement, the Scanlan Parties shall pay to CEV the amount of $121,492 (representing 29% of the $400,000 note issued to CEV by ZN LP plus interest thereon to the date hereof, such note having been issued in order to fund a portion of the estimated Working Capital adjustment as of the closing of the Purchase Agreement). Such payment shall be made promptly following the date of this Agreement (but in no event later than February 12, 1999). The foregoing note shall be cancelled at the time that the exchange contemplated by Section 1(a) is completed.

              (c) Attorney's Fees. In the event of any litigation or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and costs as determined by the court or other adjudicator.

       5. Additional Documents. Each party agrees to execute and deliver any and all further documents and writings, and to perform such other actions, as may be or become reasonably necessary or expedient to effect and carry out the terms of this Agreement.

       6. Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

       7. Number, Gender and Connection of Persons. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; the singular tense and number includes the plural, and the plural tense and number includes the singular; the past tense includes the present, and the present tense includes the past; references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and periods of days, weeks or month mean calendar days, weeks or months.

       8. Assignment. The Scanlan Parties shall not have either the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of the Management Committee of CEV. Except as provided in the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors, assigns, executors and administrators.





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



       9. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.




            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set above.

                                   CEV

                                   CAMINUS ENERGY VENTURES LLC

                                   By: /s/ Larry Gilson
                                       ------------------------
                                       Name:  Larry Gilson
                                       Its:  Chair

                                   THE SCANLAN PARTIES

                                   ZAK ASSOCIATES, INC.

                                   By: /s/ Brian Scanlan
                                       ------------------------
                                       Name:  Brian Scanlan
                                       Its:  President

                                   ROONEY SOFTWARE, L.L.C.

                                   By: /s/ Brian Scanlan
                                       ------------------------
                                       Name:  Brian Scanlan
                                       Its:  President



                                   /s/ Brian Scanlan
                                   ----------------------------
                                   Brian Scanlan





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

                                   ZN LP

                                   ZAI*NET SOFTWARE, L.P.

                                   By: /s/ Larry Gilson
                                       ------------------------
                                       Name:  Larry Gilson
                                       Its:  Chair

                                   APPENDIX A
                                Ownership of CEV

                                  Series A                Percentage         Series B           Percentage
                                  "Shares"                Of Series A        "Shares"           Of Series B

GFI Energy Ventures               1,682,198                   1.64%
Rooney Software, LLC             21,579,728                  21.00%
OCM Caminus Investment           37,176,571                  36.18%
RIT Capital Partners PLC          6,728,791                   6.55%
Durham Cam Inc.                   1,682,198                   1.64%
Nigel Evans                       6,055,912                   5.89%          3,030,000              20.44%
Michael Morrison                  4,037,275                   3.93%          2,020,000              13.63%
SS&C Technologies, Inc.          18,504,176                  18.01%          8,410,000              56.74%
Serena Hesmondhalgh                 672,879                   0.65%
Nick Perry                          672,879                   0.65%          1,363,156               9.20%
Dave Stoner                       3,364,396                   3.27%
Corwin Joy                          525,629                   0.51%
Paul LaMar                           60,650                   0.06%
Arthur Langham                       17,328                   0.02%

Total                           102,760,610                 100.00%         14,823,156             100.00%

                                        Series C              Percentage              Fully Diluted              Fully Diluted
                                        "Shares"              Of Series C                "Shares"                  Percentage

GFI Energy Ventures                    13,064,863               100.00%                 14,747,061                  11.29%
Rooney Software, LLC                                                                    21,579,728                  16.52%
OCM Caminus Investment                                                                  37,176,571                  28.46%
RIT Capital Partners PLC                                                                 6,728,791                   5.15%
Durham Cam Inc.                                                                          1,682,198                   1.29%
Nigel Evans                                                                              9,085,912                   6.95%
Michael Morrison                                                                         6,057,275                   4.64%
SS&C Technologies, Inc.                                                                 26,914,176                  20.60%
Serena Hesmondhalgh                                                                        672,879                   0.52%
Nick Perry                                                                               2,036,035                   1.56%
Dave Stoner                                                                              3,364,396                   2.58%
Corwin Joy                                                                                 525,629                   0.40%
Paul LaMar                                                                                  60,650                   0.05%
Arthur Langham                                                                              17,328                   0.01%

Total                                  13,064,863               100.00%                130,648,629                 100.00%

                                   APPENDIX B

                           Allocation of Rooney Shares



Name                                Number of Shares               Percentage of Shares
----                                ----------------               --------------------

ZAK Associates, Inc.                  12,555,478                          58.1818%
Simon Young                            6,277,739                          29.0909%
Pai-Lu Huang                           1,046,290                           4.8485%
Shreedevi Thacker                        313,887                           1.4545%
Lavanya Doddamani                        313,887                           1.4545%
David Markowitz                          313,887                           1.4545%
Mark Moessinger                           78,472                           0.3636%
Gloria Kong                              209,258                           0.9697%
Stephen Shiu                             130,786                           0.6061%
Minex Patel                              130,786                           0.6061%
Aarzoo Shah                               78,472                           0.3636%
Farooq Alam                              130,786                           0.6061%
                                         -------                           -------

            TOTAL                     21,579,728                          100.0000%